Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Corporate Property Associates 17 – Global Incorporated on Form 10-Q for the period ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Corporate Property Associates 17 – Global Incorporated, does hereby certify, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corporate Property Associates 17 – Global Incorporated.

Date: May 10, 2013

/s/ Trevor P. Bond
Trevor P. Bond
Chief Executive Officer

Date: May 10, 2013

/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Corporate Property Associates 17 – Global Incorporated or the certifying officers.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Corporate Property Associates 17 – Global Incorporated and will be retained by Corporate Property Associates 17 – Global Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.